Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Moolec Science SA of our report dated April 15, 2025 relating to the consolidated financial statements of Bioceres Group PLC, which appears in Moolec Science SA’s Current Report on Form 6-K dated April 18, 2025.

/s/ Price Waterhouse & Co. S.R.L.

/s/ Guillermo Miguel Bosio

Guillermo Miguel Bosio

Partner

Rosario, Argentina

June 16, 2025